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                                                                    EXHIBIT 5.1

                               February 10, 1998


Performance Printing Corporation
3012 Fairmount
Dallas, Texas  75201

         Re:  Registration Statement on Form SB-2
              Offering of 1,200,000 Shares and Warrants

Gentlemen:

         We have acted as counsel to Performance Printing Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,200,000 shares (the "Shares") of common stock, $.01 par value, (the "Common Stock") and 1,200,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase one share of Common Stock of the Company to be offered to the public by the Company in a firm commitment underwriting by First London Security, Inc. The Registration Statement (defined below) also includes 180,000 additional shares and warrants to cover over-allotments, if any.

         A registration statement on Form SB-2 is being filed with the Securities and Exchange Commission herewith (the "Registration Statement"). In connection with rendering this opinion we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original , or copies certified to our satisfaction, of (i) the Articles of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, the Common Stock and the Warrants, and related matters, and (iii) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for purposes of the opinion expressed herein, and we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge. Furthermore, in rendering our opinion, we have assumed



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that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us are true, correct and complete copies of the original thereof.

         Based on the foregoing, we are of the opinion that the Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, to be issued by the Company as described in the Registration Statement, have been duly authorized for issuance and sale and the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued by the Company, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Joe B. Garza

                                                   Joe B. Garza